Exhibit 99.1

NEWS RELEASE

Warner Chilcott Reports Operating Results
for the Quarter ended March 31, 2006

HAMILTON, Bermuda, May 12, 2006 - - Warner Chilcott Holdings Company III, Limited today announced its results for the quarter ended March 31, 2006. Revenue in the quarter rose to $166.5 million, a 24.5% increase over the first quarter of 2005. The Company reported a net loss of $18.6 million for the quarter compared with a net loss of $361.6 million in the prior year quarter. In the quarter ended March 31, 2005, we recorded a number of expenses directly related to our January 2005 acquisition of Warner Chilcott PLC.

References in this release to adjusted EBITDA for the quarter ended March 31, 2006 mean the Company’s earnings before interest, taxes, depreciation, amortization and certain other adjustments as defined in the indenture governing the Company’s 8 ¾% Senior Subordinated Notes due 2015. A reconciliation of the Company’s reported results in accordance with U.S. GAAP to adjusted EBITDA for the quarters ended March 31, 2006 and 2005 is presented in the table at the end of this press release. Adjusted EBITDA increased 33.8% to $94.9 million compared with the same quarter in the prior year.

CEO Roger Boissonneault said, “We had another productive quarter. In January we closed the acquisition of DOVONEX® and the FDA approved TACLONEX®. In February we received FDA approval of our novel oral contraceptive LOESTRIN® 24 FE. Our commercial team, led by Carl Reichel, and particularly our specialty sales forces delivered strong prescription growth for our oral contraceptive ESTROSTEP® and our oral antibiotic for acne, DORYX® , while, at the same time, preparing for the April launches of LOESTRIN®24 FE and TACLONEX®. The addition of DOVONEX® and the two new products provides us with opportunities to generate profitable growth for the next several years.”

Revenue

Our revenue in the quarter increased 24.5% to $166.5 million from $133.7 million in the prior year quarter. Net sales of DOVONEX®, acquired on January 1, 2006, accounted for a significant portion of the increase compared with the prior year quarter. Excluding DOVONEX® net sales from the current year quarter and DOVONEX® co-promotion revenue from the prior year quarter, our revenue increased $4.2 million (+3.3%) .

Sales of our oral contraceptives increased $9.2 million or 21.9% . Beginning in July 2005 and continuing through March 2006, ESTROSTEP® was our top promotional priority in contraception, which resulted in strong growth in filled prescriptions and drove a $6.6 million (+34.5%) increase in ESTROSTEP® net sales in the current quarter. OVCON® net sales in the quarter increased a modest $1.2 million (+5.3%) as the growth in prescription demand compared with the prior year slowed following the July 2005 shift in our promotional emphasis to ESTROSTEP® . During the quarter we recorded $1.4 million of net sales of LOESTRIN® 24 FE representing our initial sales of the product to the channel in preparation for the April 1st start of promotional activities.

In dermatology, net sales of DORYX® , increased $1.1 million (+4.5%) . Prescription demand in the quarter increased more than 10% compared with the prior year; however, contraction of wholesale pipeline inventories of DORYX® in the current year quarter reduced sales growth. We acquired DOVONEX® on January 1, 2006 and posted net sales of $33.8 million in the quarter. During 2005 we promoted DOVONEX® under an agreement with Bristol-Myers Squibb and recorded $5.4 million of co-promotion revenue in the first quarter of 2005.

Sales of our hormone therapy (HT) products declined $2.9 million (-8.2%) compared with the first quarter of 2005. A portion of the decline in our HT product sales was due to the contraction of wholesale pipeline inventories of FEMHRT® , FEMRING® and ESTRACE® tablets in the current quarter relative to the first quarter of 2005. Sales of our PMDD product, SARAFEM® , declined $1.6 million (-13.4%) due to decreased prescription demand, offset in part by price increases.

Gross Profit on Product Net Sales (excluding amortization)

Reported gross profit on product net sales in the quarter increased $47.8 million or 55.0% compared with the prior year quarter. Reported gross profit margin on product net sales increased to 80.9% in the current quarter from 67.7% in the prior year. Cost of sales in the quarters ended March 31, 2006 and 2005 included $1.5 million and $22.4 million respectively representing the opening values of inventory recorded through the allocation of purchase prices flowing through cost of sales in the periods. Excluding the impact of these items, our adjusted gross profit on product net sales increased $26.9 million or 24.6% over the prior year quarter. The addition of DOVONEX® net sales was the principal factor generating the increase in gross profit. Gross profit margin on product net sales, similarly adjusted, declined to 81.8% in the current quarter from 85.1% in the prior year. The reduction in gross profit margin was principally due to the addition of DOVONEX® and TACLONEX® net sales. The costs of sales for DOVONEX® and TACLONEX® products are significantly higher than the costs for our other products.

Selling, General and Administrative Expenses

Selling, general and administrative expense decreased $8.3 million (17.9%) in the current quarter compared with the same quarter in 2005. Expenses included in SG&A in the prior year quarter and directly attributable to the transaction by which we acquired the predecessor company were $5.9 million. Excluding these costs, SG&A decreased $2.4 million as spending on promotional programs in the quarter were $2.9 million less than in the prior year while adjusted general and administrative costs increased $0.7 million. We expect advertising and promotional program costs to increase significantly in the second quarter of 2006 in comparison with the first quarter of 2006 due to expenses in support of the launches of TACLONEX® and LOESTRIN® 24 FE.

Research and Development Activities

Investment in research and development in the current quarter totaled $9.6 million, a $4.6 million increase over the prior year quarter. During the quarter we paid $3.0 million to acquire an option to purchase certain rights to a topical dermatology product to be developed, by LEO Pharma. The payment was included in research and development expense in the quarter.

Net Interest Expense

Net interest expense in the current quarter increased $16.5 million to $45.1 million compared with $28.6 million in the prior year. The prior year quarter does not include a full quarter’s interest expense associated with the debt financing used to fund our acquisition of the predecessor company. Funding of the acquisition debt occurred on January 18, 2005. Also contributing to the increase is the additional interest costs associated with $240.0 million of incremental debt incurred by the Company to complete the acquisition of the rights to DOVONEX® and the final milestone payment to acquire the rights to TACLONEX®. Interest rates on our un-hedged variable rate debt were also higher in the current quarter in comparison with the prior year.

Tax Rate

The Company operates in five primary tax jurisdictions, the United Kingdom, the United States, the Republic of Ireland, Bermuda and Puerto Rico. Based on the current forecast of income (loss) in each jurisdiction, the expected annual income tax rate for 2006 is 8.4% . The recording of a tax provision on a pre-tax loss is a result of the Company’s taxable income mix among the various tax jurisdictions.

Balance Sheet and Cash Flows

At March 31, 2006 the Company’s cash and cash equivalents totaled $20.8 million and funded debt outstanding totaled $2,205.2 million with no borrowings outstanding under the Company’s revolving credit facility. The Company generated $21.8 million of cash from operating activities in the quarter ended March 31, 2006 and used $41.1 million of cash in operations in the quarter ended March 31, 2005. Cash generated from operations in the current quarter were reduced by our increased investment in working capital mainly due to the acquisition of DOVONEX®. The investments to acquire the rights to DOVONEX® and TACLONEX® were funded primarily by $240.0 million of borrowings under the delayed-draw term loan portion of our credit agreement. Capital expenditures in the quarter totaled $3.2 million and included continued investments in our Fajardo, Puerto Rico manufacturing facility and the implementation of a corporate-wide enterprise resource planning system.

Subsequent Events

On April 21, 2006 the Company’s S-4 Registration Statement was declared effective. The Registration Statement covers $600.0 million of 8¾% Senior Subordinated Notes due 2015 of Warner Chilcott Corporation that may be exchanged for an equal principal amount of outstanding notes, which were issued January 18, 2005. As of April 21, 2006 the interest rate on the Senior Subordinated Notes reverted to the stated 8¾% rate.

On April 25, 2006 the Company entered into an amendment to its Senior Secured Credit Facility under which the interest rates applicable to outstanding and future term loans were reduced by 0.25% . These interest rates would be reduced by an additional 0.25% if: (i) the Company’s term loans receive a rating of B1 or higher from Moody’s Investor Services, Inc. and B+ or higher from Standard & Poor’s or (ii) the Company’s leverage ratio, as defined, is equal to or less than 5.75 to 1.00.

Investor Conference Call

The Company will host a conference call, open to all interested parties, on Thursday, May 18, 2006 beginning at 10:00 AM EST. The number to call within the United States is (800) 895-1549. Participants outside the United States should call (785) 424-1057. The conference ID is “WARNER”. A replay of the conference call will be available from May 18, 2006 through June 5, 2006 and can be accessed by dialing (800) 695-2533 from within the United States or (402) 530-9029 from outside the United States.

The Company

Warner Chilcott is a leading U.S. specialty pharmaceutical company focused on developing, manufacturing, marketing and selling branded prescription products in the women’s healthcare and dermatology therapeutic categories.

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our operations, our economic performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-

looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate; our ability to protect our intellectual property; a delay in qualifying our manufacturing facility to produce our products or production or regulatory problems with either third party manufacturers upon whom we may rely for some of our products or our own manufacturing facility; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; an increase in litigation, including product liability claims and patent litigation; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to successfully complete the implementation of a company-wide enterprise resource planning system without disrupting our business; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing and marketing new products, obtain regulatory approval and customer acceptance of those products, and continued customer acceptance of our existing products; and other risks detailed from time-to-time in our financial statements and other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Reconciliation of Adjusted EBITDA to GAAP Earnings

To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company is providing a summary to show the computation of adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) taking into account certain charges that were taken in the quarters ended March 31, 2006 and 2005. The computation of adjusted EBITDA for the quarters ended March 31, 2006 and 2005 are based on the definition of “EBITDA” in the indenture governing the Company’s 8 ¾% Senior Subordinated Notes due 2015. The Company believes that the presentation of adjusted EBITDA provides useful information to both management and investors concerning the approximate impact of the above items. The Company also believes that considering the effect of these items allows management and investors to better compare the Company's financial performance from period-to-period, and to better compare the

Company's financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

Financial Report for the Quarter Ended March 31, 2006

Copies of the Company’s Report on Form 10-Q as of and for the quarter ended March 31, 2006 are available on EDGAR or directly from the Company beginning on May 15, 2006. Requests for the report should be e-mailed to bkozinski@wcrx.com.

Company Contact:	Paul Herendeen
Executive Vice President and CFO
Rockaway, NJ, USA
+1 973-442-3369
pherendeen@wcrx.com

     WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars)
(Unaudited)

	Quarter Ended Mar-31-06	Quarter Ended Mar-31-05

REVENUE:
Product net sales	$166,461	$128,392
Other revenue	-	5,350

Total revenue	166,461	133,742

COSTS & EXPENSES:
Cost of sales	31,807	41,531
Selling, general and administrative	38,286	46,640
Research and development	9,571	4,943
Amortization of intangible assets	58,826	61,300
Acquired in-process R&D	-	280,700
Transaction costs	-	35,975
Interest income	(404)	(298)
Interest expense	45,496	28,946

(LOSS) BEFORE TAXES	(17,121)	(365,995)
Provision / (benefit) for income taxes	1,434	(4,356)

NET (LOSS)	$(18,555)	$(361,639)

RECONCILIATION TO ADJUSTED EBITDA:

Net (loss)	$(18,555)	$(361,639)

+ Interest expense, net	45,092	28,648
+ Provision for income taxes	1,434	(4,356)
+ Stepped up basis of inventory in cost of sales	1,464	22,381
+ Transaction related expenses in SG&A	-	5,879
+ Sponsors' management fee in SG&A	1,250	1,181
+ Non-cash share-based compensation expense	762	191
+ Depreciation	1,595	633
+ Amortization	58,826	61,300
+ Permitted Investments expensed as R&D	3,000	-
+ Acquired in-process research and development	-	280,700
+ Transaction costs	-	35,975

ADJUSTED EBITDA	$94,868	$70,893

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)
(Unaudited)

	As of Mar-31-06	As of Mar-31-05

ASSETS
Current assets:
Cash & cash equivalents	$20,809	$11,502
Accounts receivable, net	39,624	29,765
Inventories	57,361	31,398
Prepaid expenses & other current assets	41,980	46,900

Total current assets	159,774	119,565

Property, plant and equipment, net	39,197	37,102
Intangible assets, net	1,706,756	1,519,847
Goodwill	1,260,777	1,260,777
Other non-current assets	80,460	80,924

TOTAL ASSETS	$3,246,964	$3,018,215

LIABILITIES
Current liabilities:
Accounts payable	$27,931	$17,629
Accrued expenses & other current liabilities	108,255	114,054
Current portion of long-term debt	16,400	14,000
Accrued income taxes	3,633	-

Total current liabilities	156,219	145,683

Other liabilities:
Long-term debt, excluding current portion	2,209,600	1,975,500
Other non-current liabilities	128,511	128,597

Total liabilities	2,494,330	2,249,780

SHAREHOLDER'S EQUITY	752,634	768,435

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY	$3,246,964	$3,018,215

     WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands of U.S. dollars)
(Unaudited)

	Quarter Ended Mar-31-06	Quarter Ended Mar-31-05

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(18,555)	$(361,639)
Adjustments to reconcile net (loss) to net cash
provided by / (used in) operating activities:
Depreciation	1,595	633
Amortization of intangibles	58,826	61,300
Acquired in-process research & development	-	280,700
Amortization of debt finance costs	2,757	2,174
Stock compensation expense	762	191
Changes in assets and liabilities:
(Increase) in accounts receivable, prepaid and other assets	(8,154)	(11,055)
(Inrease) / decrease in inventories	(25,962)	21,426
Increase / (decrease) in accounts payable, accrued and other liabilities	2,840	(24,215)
Increase / (decrease) in income taxes and other, net	7,665	(10,572)

Net cash provided by/(used in) operating activities	21,774	(41,057)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(245,736)	(7,200)
Purchase of business, net of cash acquired	-	(2,922,555)
Proceeds from sale of fixed assets	-	48
Capital expenditures	(3,156)	(578)

Net cash (used in) investing activities	$(248,892)	$(2,930,285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under bank term credit facility	240,000	1,400,000
Proceeds from issuance of senior subordinated notes	-	600,000
Repayments on predecessor long-term debt	-	(195,000)
(Repayments) under senior secured credit term loan facility	(3,500)	-
Borrowings under revolving credit facilities	20,000	20,000
(Repayment) of revolving credit facilities	(20,000)	-
Proceeds from share capital issue, net of expenses	-	1,282,166
Payments for debt finance costs	-	(82,662)
Other	(75)	1

Net cash provided by financing activities	236,425	3,024,505

Net increase in cash and cash equivalents	9,307	53,163

Cash and cash equivalents, beginning of period	11,502	-

Cash and cash equivalents, end of period	$20,809	$53,163

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